UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 31, 2008
BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan (State or Other Jurisdiction of Incorporation)	1-13740 (Commission File Number)	38-3294588 (IRS Employer Identification No.)
100 Phoenix Drive
Ann Arbor, Michigan 48108
(Address of Principal Executive Offices and Zip Code)
(734) 477-1100
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 31, 2008, the Compensation Committee of the Board of Directors of Borders Group, Inc. (the “Company”) approved arrangements intended to provide enhanced incentive compensation opportunities to certain key executives participating in the Company’s Annual Incentive Bonus Plan (the “Bonus Plan”). The arrangements are also designed to encourage the retention of these key executives during the implementation of the Company’s previously-announced strategic review process.
     Under the Bonus Plan as presently in effect, executive officers are eligible to receive cash awards based on the attainment of annual performance goals. The performance goals under the Bonus Plan for the Company’s 2008 fiscal year are based on the Company’s attainment of specified levels of net income before non-recurring items. Generally, incentive bonus opportunities are expressed as a dollar amount based on a percentage of each executive’s base salary. For positions at the executive vice president level and above, the threshold, target and maximum bonus opportunities under the Bonus Plan as currently in effect are established at 20%, 80% and 160% of salary, respectively. Bonus opportunity levels for other executives participating in the Bonus Plan are based on lower percentages of salary.
     Under the arrangements approved by the Compensation Committee, certain key executives who are eligible for bonuses under the Bonus Plan based on the attainment of the specified performance goals for the Company’s 2008 fiscal year will have their bonus participation levels doubled in the event of performance at the target level or above. Additionally, in order to encourage the retention of these key executives, each executive is guaranteed that in the event performance is below target, the executive will still receive a bonus that is no lower than the target bonus under the Bonus Plan as presently in effect (in addition to any bonus amount actually earned based on performance). Payment of the additional bonus amount is conditioned upon continued employment with the Company through the date upon which fiscal 2008 bonuses are paid. The additional bonus payments may be provided in part through the Bonus Plan and in part through separate arrangements.
     The foregoing arrangements will apply to certain of the Company’s officer and director-level employees. Each of George L. Jones, the President and Chief Executive Officer of the Company, Edward W. Wilhelm, the Executive Vice President and Chief Financial Officer of the Company, Robert P. Gruen, the Executive Vice President of Merchandising and Marketing of the Company, Kenneth H. Armstrong, the Company’s Executive Vice President of U.S. Stores, and Daniel T. Smith, the Company’s Executive Vice President of Human Resources, are eligible to participate in the foregoing arrangements.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2007	BORDERS GROUP, INC.
	By:	/s/ Edward W. Wilhelm
Edward W. Wilhelm
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)